Exhibit 99.1

Arctic Cat 2008 Annual Report 08

Financial Highlights

(In thousands, except per share amounts) Years ended March 31,	2008	2007	2006
Income Statement Data:			
Net Sales	$621,568	$782,431	$732,794
Operating Profit (Loss)	$ (8,713)	$ 31,933	$ 32,735
Net Earnings (Loss)	$ (3,259)	$ 22,070	$ 23,746
Earnings (Loss) Per Diluted Share	$ (0.18)	$ 1.15	$ 1.20
Average Diluted Shares Outstanding	18,137	19,128	19,828
Net Margin	(0.5)%	2.8%	3.2%
Total Assets	$305,898	$326,204	$311,236
Long-Term Debt	$ 0	$ 0	$ 0
Shareholders' Equity	$180,862	$192,221	$189,365
Shareholders' Equity Per Share	$ 10.08	$ 10.47	$ 9.75

Arctic Cat Inc., based in Thief River Falls, Minnesota, designs, engineers, manufacturers and markets snowmobiles and all-terrain vehicles (ATVs) under the Arctic Cat® brand name, as well as related parts, garments and accessories. Arctic Cat markets its products through a network of independent dealers located throughout the United States, Canada and Europe, and through distributors representing dealers in Europe, the Middle East, Asia and other international markets. The company trades on the Nasdaq Global Select Market under the symbol ACAT. For more information, please visit Arctic Cat's website at www.arcticcat.com.

Percent of Sales by Product Line


All-Terrain Vehicles
Snowmobiles
Parts, Garments & Accessories
18%
26%
56%
08
13%
32%
55%
07
14%
32%
54%
06

» Just pack up and go. The new TRV® 2-up touring line offers a hard travel case with an automotive-style paint finish. The case is lockable and roomy enough to store loads of gear for riders and passengers.




ARCTIC CAT

EXPANDING OUR UTILITY MARKET PRESENCE

The current growth segments of the ATV market are side-by-side utility ATVs and those with the most powerful, large-displacement engines. Arctic Cat is expanding our competitiveness in these areas. We've extended the Prowler® UTV line to encompass the high-performance Prowler XTZ 1000. This ultimate, all-around recreation machine features the proprietary Arctic Cat-engineered and built 1000cc fuel-injected engine, which is the most powerful ATV engine in the industry. New 2009 model Prowlers also are available in different engine sizes, with options such as a flatbed or big cargo box, fully enclosed cab and a wide range of Arctic Cat accessories to suit any need.

2008 Annual Report • 1

tO Our sHarEHOldErs

Fiscal 2008 was a disappointing year for all of us at Arctic Cat. It was a difficult retail climate for recreational vehicles industrywide and our results were impacted. After seven consecutive years of record growth, we reported our first annual loss in 25 years. We anticipated that fiscal 2008 would be challenging, due to our planned snowmobile production cuts to lower dealer inventory, as I discussed in last year’s annual report. In addition, we encountered a strong economic headwind that further eroded consumer confidence and spending on recreational vehicles and, in turn, affected dealers’ orders of our products. As a result, we reported full-year net sales of $621.6 million compared with record net sales of $782.4 million last fiscal year. The company posted a full-year net loss of $3.3 million, or $0.18 per diluted share, versus net earnings of $22.1 million, or $1.15 per diluted share, in fiscal 2007. During fiscal 2008, we repurchased approximately 624,000 shares of the company’s common stock, under the board’s $20 million share repurchase authorization. We also paid a quarterly dividend of $0.07 per share in fiscal 2008. We ended the year with a strong balance sheet, including $35 million in cash and no debt. Implementing Strategic Initiatives During the year, we focused on executing our strategic initiatives to better position Arctic Cat for long-term growth and profitability. These included: • Aligning dealer inventories with anticipated consumer demand by reducing production levels 30 percent for snowmobiles and 25 percent for core all-terrain vehicles (ATVs), which excludes the growing UTV segment. One of our primary objectives for the snowmobile business was to reduce dealers’ inventories in fiscal 2008. These had grown to unacceptable levels after years of unusually poor snow conditions, primarily in the Midwest and eastern regions of the United States. We successfully accomplished this goal. At fiscal year end, our dealer inventories were substantially lower in each U.S. region and, overall, dealer inventories were down by more than 30 percent. Although we did not plan to reduce ATV production at the start of fiscal 2008, declining ATV sales industrywide during the year forced us to take action. As a result, we achieved a 10 percent reduction in core ATV dealer inventories during the fiscal year. In contrast, we increased production of our Prowler® UTV by 11 percent, in order to meet growing demand in the utility vehicle segment. These actions have aligned current dealer inventories with anticipated consumer

demand. We expect this will enable modest growth in

dealer orders in fiscal 2009.

• Enhancing efficiency through the continued implementation

of lean manufacturing and global, low-cost sourcing. As part of this effort, we migrated all welding and subassembly work done at a Madison, S.D., facility into our Thief River Falls manufacturing plant. We outsourced the remaining painting operations and sold the Madison plant. This consolidation is anticipated to save Arctic Cat approximately $1 million per year in operational costs. We also continued to realize savings by sourcing certain components from low-cost countries. In addition, by building our own ATV engines at our St. Cloud, Minn., facility instead of purchasing them, we have begun to improve our cost structure. We entered the engine manufacturing business for strategic reasons and are just now beginning to reap the competitive advantages of being first to market with innovative products, such as the industry’s most powerful engine, featured on our new Thundercat 1000®. In addition, we are benefiting financially from purchasing fewer engines at unfavorable foreign currency exchange rates. • Reorganizing our ATV, snowmobile and parts, garments and accessories (PG&A) product lines into three separate business units, led by general managers focused on expanding each business. We welcomed Mary Ellen Walker to our management team, as general manager of our growing PG&A business, as well as companywide sales. Her background includes more than 25 years with 3M in senior management, global business development, marketing and sales roles. We are glad to have Mary Ellen on board and continue to evaluate other talented candidates to fill out our team. • Relocating Arctic Cat’s headquarters, certain corporate executives, general managers, and sales and marketing personnel to the Minneapolis area in 2008. We have leased our new headquarters space and anticipate completing the move by July 2008. The company’s manufacturing, distribution and service operations will remain in their existing locations. Anticipating Higher Snowmobile Sales Arctic Cat’s snowmobile sales totaled $161.9 million versus $247 million in the prior year, largely due to the 30 percent reduction in fiscal 2008 snowmobile production to align dealer inventory with retail demand. 2 • Ar

While the overall weak economy led to lower retail sales in nearly every recreational vehicle category, North American industry retail snowmobile sales grew in fiscal 2008. As we predicted last year, pent-up demand led to increased snowmobile sales after some of the earliest and best snow conditions we have seen in the past 10 years. The rideable snow drove customers, who had delayed their purchases, to buy new sleds this year. As a result of lower inventories and improved dealer sentiment, we expect growth in snowmobile sales to dealers of approximately 20 percent in fiscal 2009. We also are seeing similar enthusiasm from our snowmobile customers, resulting in a 70 percent increase in orders with downpayments compared to last year. This enthusiasm is driven by our exciting new snowmobiles and the good snow conditions that most riders experienced this past winter. One of the highlights of our new 2009 line-up is a 177 horsepower turbocharged four-stroke engine, which is offered in several 2009 models. This is the largest horsepower engine in the snowmobile industry and currently exceeds 2012 EPA emissions standards. In addition, our mountain machines continue to be among the lightest and most powerful, and our utility line of snowmobiles, particularly important in the Canadian market, has been completely redesigned on our F3 chassis. Consolidating the number of chassis platforms helps reduce design and manufacturing costs and improve margins, while offering customers exciting new, best-in-class products. We are encouraged to see the generally high level of enthusiasm for our snowmobile business from dealers and customers. Targeting Growing ATV Segments Arctic Cat’s fiscal 2008 ATV sales were $350.3 million compared with $431.5 million last fiscal year. Contributing to the lower ATV revenues was a decline in industrywide ATV retail sales, which led us to cut our ATV production by 25 percent. The poor performance of the overall ATV market, and our ATV business, surprised us. Industrywide retail sales significantly declined throughout our fiscal year, but particularly in the last five months. Uncharacteristically, Arctic Cat’s retail sales declined at a similar rate to the overall industry. This is the first year, since we entered the ATV business more than 10 years ago, that we did not outperform the industry and gain market share. I am confident that there is nothing fundamentally wrong with the ATV industry or Arctic Cat’s ATV business that a strengthening economy and rising consumer confidence won’t help. We are seeing delayed discretionary purchases by our core ATV customers, those in the lower- to middleincome range, as they cope with rising food and gas prices. In contrast, customers with higher annual household incomes seem less affected by the economy and continue to have ample disposable income, as demonstrated by growing demand for our largest and most expensive units. Our Prowler UTV side-by-side continues to sell better than the prior year and retail sales of large displacement ATVs, such as our new Thundercat 1000, also show retail strength. However, we don’t expect core ATV retail sales to pick up until the overall economy strengthens. For fiscal 2009, we expect ATV revenues to be flat to slightly higher, based on increased Prowler and international sales, and a richer model mix. Growing PG&A Business Sales of parts, garments and accessories rose 5 percent to $109.4 million, up from $103.9 million last year, fueled by snowmobile and ATV parts, garments and accessories. We are optimistic that we will continue to grow PG&A sales, with additional focus and attention under our new leadership for this business. The dealer enthusiasm that we have seen for our snowmobile units is equally evident in the PG&A business, where pre-season orders are up significantly over last year. New products, greater retail activity and lower inventories are generating increased orders. Looking Ahead to a Profitable Year We anticipate that Arctic Cat will return to profitability in fiscal 2009. We are focused on achieving growth by offering innovative products that drive market share gains, and lowering costs through strategic sourcing and further leveraging our efficiency. For the fiscal year ending March 31, 2009, we expect net sales to grow between 5 percent and 8 percent, and be in the range of $650 million to $674 million. Full-year diluted earnings per share are anticipated to be in the range of $0.18 to $0.28. Although recreational vehicles continue to experience a tough retail market, we believe our current dealer inventory levels will enable growth in sales to dealers in fiscal 2009. We anticipate that our growth will come from increased North American and international snowmobile revenues, flat to slightly higher ATV revenues, based on increased Prowler utility vehicle and international ATV sales, as well as a more profitable ATV product mix. We also expect continued growth in the PG&A business. In addition, we plan to further leverage our efficiency. We aim to save approximately $5 million to $6 million in fiscal 2009 through our strategic sourcing initiatives, although we believe that these savings will be partially offset by higher commodity prices. Although our markets will remain challenging in fiscal 2009, we are better positioned to attain modest growth and profitability in the year ahead, due to the strategic actions we’ve undertaken. Thank you to our employees, customers and shareholders for your continued support and interest in Arctic Cat. Sincerely, Christopher A. Twomey Chairman and Chief Executive Officer 32008 Annual R

4 • ™Arctic Cat Arctic Cat’s 2009 model snowmobiles represent nearly a half century of engineering, testing, racing and uninterrupted riding thrills. Our technology enhancements on our 2009 model snowmobiles are designed to allow riders to experience a 200-mile-a-day ride in comfort. One of the ways we’ve accomplished this is by improving on our Twin Spar chassis, which places riders in an ideal, ergonomic position. It also strengthens the sled’s rigidity and stability. OffEring Exciting, BEst-in-Class Snowmobiles

30%

Arctic Cat achieved its fiscal 2008 goal to reduce dealers' snowmobile inventories by 30%, improving their ability to order new snowmobiles going forward.



» Our new Z1™ Turbo engine is a 177 horsepower (1100cc) turbocharged 4-stroke engine. It provides the highest horsepower in the snowmobile industry and exceeds 2012 EPA emissions standards.



« Arctic Cat's 2009 model mountain sleds are 22 lbs. lighter than last year's model, and continue to be among the lightest and most powerful in the industry. Our redesigned rear skid frame shed weight and improved ride quality and comfort.



« Our 2009 model Crossfire™ performance crossover sled features numerous improvements, including an electronic engine reverse system, a new rear skid design, a longer track for greater power in powder, and telescoping handlebars on Sno Pro® models.

2008 Annual Report • 5

« The versatile TRV offers comfort and functionality. It only takes 10 seconds to install a two-piece fairing and windshield on the ATV's front to protect face, torso and hands. As a bonus, it includes a molded cup holder and rearview mirrors. On the back, the TRV also comes equipped with a passenger seat and secure grip handrails. Just pull two pins and replace the seat with a 200 lb.-capacity rear SpeedRack® or a heavy duty cargo box.

18%

18% of Arctic Cat's fiscal 2008 total revenues came from Parts, Garments and Accessories sales, up from 13% in the prior fiscal year.

» The new 1000 H2 engine, an Arctic Cat-built 4-stroke Hemi engine with electronic fuel injection, delivers unparalleled performance and power.





« Arctic Cat's Thundercat 1000 H2 is the most powerful ATV available anywhere. And its specially designed suspension settles nearly 2", providing a lower riding position that delivers increased stability and comfort during high-speed trail riding and cornering.

6 • Arctic Cat

®® dEvElOping MOrE atv industry firsts Arctic Cat has developed many industry “firsts.” We were the first ATV maker to offer a “2-up” model ATV, where a passenger could sit behind the driver. Demand for our 2-up TRV model led us to offer the all-new TRV 1000 H2 EFI Cruiser, a luxury-packed cruising model that enables two people to travel in style. Our penchant for setting new standards also led to our launch of the new Thundercat1000 H2 ATV. No other ATV manufacturer today can offer riders a more powerful ATV than Arctic Cat. 2008 Annual Report • 7

8 • ®Arctic Cat Demand for Arctic Cat’s extensive line of high-performance parts, clothing and snowmobile accessories contributed to 5 percent growth in our fiscal 2008 parts, garments and accessories (PG&A) sales. Our expanding line of quality products let riders customize their sleds with new options such as removable seats, cargo racks and bags, specialty tracks and heated seats, among other available products. fEaturing HigH-pErfOrMancE snOwMOBilE accEssOriEs Arctic Cat’s 2009 model Sno Pro models sport the new telescoping handlebars. Never before has a mountain snowmobile been so versatile in so many conditions. For improved handling, just drop them down on the trail or raise them up in the powder. Arctic Cat’s telescoping handlebars feature easy one-hand adjustments with 12 possible positions.

CORPORATE INFORMATION

Board of Directors

Robert J. Dondelinger**
Chairman,
Northern Motors
Thief River Falls, MN

Masayoshi Ito
General Manager
America/Europe Motorcycle
Marketing Department,
Suzuki Motor Corporation
Hamamatsu, Japan

Susan E. Lester**
Private Investor
Director of First Community
Bancorporation and
Bremer Investment Funds, Inc.
Minneapolis, MN

William G. Ness
Vice Chairman,
Arctic Cat Inc.
Hudson, WI

Gregg A. Ostrander**
Executive Chairman,
Michael Foods, Inc.
Minneapolis, MN

David Roberts**
Chairman, President
and Chief Executive Officer,
Carlisle Companies Inc.
Charlotte, NC

Kenneth J. Roering**
Professor,
Carlson School of Management,
University of Minnesota
Minneapolis, MN

Christopher A. Twomey
Chairman, President and
Chief Executive Officer,
Arctic Cat Inc.
Thief River Falls, MN

* Audit Committee Member
* Compensation Committee Member
* Governance Committee Member
Stock Grant Subcommittee Member

Officers

Christopher A. Twomey
Chairman, President
and Chief Executive Officer

Timothy C. Delmore
Chief Financial Officer
and Secretary

Terry J. Blount
Vice President —
Human Resources

Ronald G. Ray
Vice President —
Operations

Roger H. Skime
Vice President —
Research & Development

Ole E. Tweet
Vice President —
General Manager ATVs

Mary Ellen Walker
Vice President —
General Manager
Parts, Garments and
Accessories and Sales

Corporate Headquarters

601 Brooks Avenue South
Thief River Falls, MN 56701
218-681-8558

Legal Counsel

Robins, Kaplan, Miller
& Ciresi L.L.P.
Minneapolis, MN

Ihle & Sparby, P.A.
Thief River Falls, MN 56701

Auditor

Grant Thornton LLP
Minneapolis, MN

Common Stock

Arctic Cat's common stock is traded on the Nasdaq Global Select Market under the symbol ACAT.

Shareholder Assistance

If you change your address, or if you have questions about payment of dividends, combining two or more accounts, duplicate mailings, changes in registration or lost stock certificates, please contact our Transfer Agent and Registrar:

Wells Fargo
Shareowner Services
161 N Concord Exchange
South St. Paul, MN 55075

Further Information

Shareholders may obtain a copy of the 2008 Form 10-K report, including the financial statements, without charge upon written request to:

Timothy C. Delmore, Secretary
Arctic Cat Inc.
601 Brooks Avenue South
Thief River Falls, MN 56701

Internet Access

To view the Company's financial information, products and specifications and dealer location, access Arctic Cat on the internet at: www.arcticcat.com

The HanceKroll Group www.hancekroll.com

601 Brooks Avenue South Thief River Falls, MN 56701 www.arcticcat.com